UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): March 13, 2006

PacificNet Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-24985	91-2118007
(Commission File Number)	(IRS Employer Identification No.)

601 New Bright Building, 11 Sheung Yuet Road,
Kowloon Bay, Kowloon, Hong Kong

(Address of principal executive offices and zip Code)

011-852-2876-2900

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On March 13, 2006, the Registrant consummated a private offering of $8,000,000 principal amount variable debentures due March 2009 (the “Debentures”) at an initial fixed conversion price of $10.00, and warrants to purchase up to 400,000 shares of the Registrant’s common stock exercisable for a period of 5 years at an exercise price of $12.20 per share (the “Warrants”) with several institutional investors, which included Whalehaven Capital Fund Limited, DKR Soundshore Oasis Holding Fund Ltd., Basso Fund Ltd., Basso Multi-Strategy Holding Fund Ltd., Basso Private Opportunities Holding Fund Ltd., Iroquois Master Fund Ltd., C.E. Unterberg, Towbin Capital Partners I, LP and Alpha Capital AG. C.E. Unterberg, Towbin advised the Registrant and acted as lead placement agent.

The Registrant has agreed to file a registration statement covering the resale of the shares underlying the Debentures and the Warrants under the Securities Act of 1933, as amended, on the earlier of (i) April 30, 2006, or (ii) the 30th calendar day following the date the Registrant files its Form 10-KSB with the Securities and Exchange Commission.

The Debentures and Warrants were sold in a transaction not involving a public offering and were issued without registration in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET INC.

By:	/s/ Victor Tong

Name: Victor Tong Title: President

Dated: March 14, 2006